Exhibit 99.1

OMNIQ Corp. Announces Transition from NASDAQ to OTC Markets

Trading to Continue Under Same Ticker Symbol OMQS

Salt Lake City, June 26, 2024 – OMNIQ Corp. (OTC PINK: OMQS) (“OMNIQ” or “the Company”), a leading provider of Artificial Intelligence (AI)-based solutions for supply chain management and data processing, today announced that its stock has transitioned from NASDAQ to the OTC Markets. OMNIQ’s stock continues to trade under the ticker symbol OMQS, ensuring uninterrupted market activity for its shareholders.

OMNIQ remains committed to maintaining the highest standards of corporate governance and transparency. Nasdaq determination to delist the company’s stock, effective May 7, 2024, is due to not meeting the minimum market value requirement of $35 million. OMNIQ remains fully compliant with all other regulatory guidelines and is actively taking steps to be relisted on a national exchange. This move reflects OMNIQ’s commitment to operational excellence and positions us for future opportunities.

Continuation on OTC Markets

OMNIQ’s stock has seamlessly transitioned to the OTC Markets, continuing to trade under the same ticker symbol, OMQS. Shareholders will not need to take any action as their investments remain secure and tradable.

Impact on Shareholders

OMNIQ assures its shareholders that this transition will not affect their holdings. The Company remains dedicated to delivering value and maintaining strong relationships with its investors.

“As we navigate this transition, our primary focus remains on delivering exceptional value to our shareholders and clients,” said Shai Lustgarten, CEO of OMNIQ. “We are committed to maintaining transparency and ensuring that our operations continue without disruption. We are taking all necessary steps to achieve a swift relisting on a national exchange.”

Company’s Strategic Direction

OMNIQ will continue its focus on delivering innovative AI-based solutions to a diverse range of industries, including supply chain management, homeland security, and public safety. Additionally, OMNIQ is expanding its portfolio with cutting-edge fintech products, new SaaS solutions, and advancements in mobile computing. These initiatives, along with our recent achievements and ongoing projects, demonstrate the Company’s robust market position and future potential. Our comprehensive suite of technologies is designed to enhance efficiency, security, and operational excellence for our clients.

About OMNIQ Corp.

OMNIQ Corp. excels in providing state-of-the-art computerized and machine vision image processing technologies, anchored in its proprietary and patented artificial intelligence innovations. The Company’s extensive range of services spans advanced data collection systems, real-time surveillance, and monitoring capabilities catered to various sectors, including supply chain management, homeland security, public safety, as well as traffic and parking management. These innovative solutions are strategically designed to secure and optimize the movement of individuals, assets, and information across essential infrastructures such as airports, warehouses, and national borders.

The Company serves a broad spectrum of clients, including government agencies and esteemed Fortune 500 corporations across several industries—manufacturing, retail, healthcare, distribution, transportation, logistics, food and beverage, and the oil, gas, and chemical sectors. By adopting OMNIQ Corp.’s advanced solutions, these organizations are better equipped to manage the intricacies of their domains, thereby enhancing their operational effectiveness.

OMNIQ Corp. has established a significant footprint in rapidly expanding markets. This includes the Global Safe City sector, predicted to reach $67.1 billion by 2028, the smart parking industry, expected to escalate to $16.4 billion by 2030, and the fast-casual restaurant market, projected to hit $209 billion by 2027. These engagements reflect the Company’s strategic alignment with industries that are witnessing a growing need for cutting-edge AI technology solutions.

For additional information, please visit www.OMNIQ.com.

Information about forward-looking statements

This press release includes forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995, specifically under Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements, which address expected future events, economic performance, and financial outcomes, are not historical facts but predictions based on current expectations and projections.

Such forward-looking statements, identifiable by terms like “anticipate,” “expect,” “may,” “believe,” and similar expressions, should not be seen as guarantees of future results. They are based on the information available at the time of making and reflect management’s current expectations about future events. These statements are subject to various risks and uncertainties that could cause actual results to differ significantly from those projected or implied. Some of these risks include fluctuations in product demand, the introduction of new offerings, maintaining customer and strategic relationships, competitive pressures, market growth, financial liquidity, debt management, and the ability to integrate new acquisitions effectively.

Specific forward-looking statements in this release include expectations regarding financial strategies, revenue growth, and operational improvements. For a detailed discussion of risks and uncertainties that could affect OMNIQ Corp.’s future performance, please refer to our recent filings with the Securities and Exchange Commission at https://www.sec.gov. OMNIQ Corp. does not commit to updating these forward-looking statements unless required by law.

Contact Information

IR@omniq.com